9 - SECOND AMENDMENT TO LOAN AGREEMENT AND SECURITY AGREEMENT
                                                       0199297.01

                       SECOND AMENDMENT TO
              LOAN AGREEMENT AND SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AGREEMENT AND SECURITY AGREEMENT ("Second Amendment") is made effective February 18th, 1999, by and among CBW INC., an Oregon corporation ("Borrower"), ELMER'S RESTAURANTS, INC., an Oregon corporation ("Elmer's"), and EAGLE'S VIEW MANAGEMENT COMPANY, INC., an Oregon corporation ("Lender").

                            RECITALS:

     A. Borrower and Lender are parties to that certain Amended and Restated Loan Agreement and Security Agreement, dated August 24, 1998 (the "Loan Agreement"), wherein Lender agreed, subject to certain terms and conditions, to loan Borrower the sum of $4 million (the "Loan"). Borrower intended to use the proceeds of the loan primarily to acquire a majority of the then outstanding shares of stock in Elmer's.

     B. Pursuant to the Loan Agreement, Lender made the Loan to Borrower on or about August 25, 1998. As part of the consideration for such loan, Borrower provided Lender with certain security, including pledges of Elmer's common stock (the "Goldberg Stock") and Borrower's common stock (collectively, the "Stock Pledges"), the personal guarantees of certain of Borrower's shareholders (the "Guarantors"), and the Agreement to Post Security of Gregory Wendt (the "Wendt Agreement").

     C. In connection with the Loan, Borrower, as Maker and Lender, as Holder, are parties to that certain Promissory Note, dated August 25, 1998, in the principal amount of $4 million (the "Note"). Borrower has proposed to pay Lender certain sums in order to reduce the principal balance owed on the Note to $1.25 million.

     D. Borrower has proposed to proceed with a merger between Borrower and Elmer's (the "Merger"). Pursuant to Section 3.2 of the Loan Agreement, certain conditions, as set forth therein, are required to be satisfied by Borrower and Elmer's in connection with the Merger, upon the satisfaction of which, Lender is required to release and discharge the Guarantors and release its security interest in the Stock Pledges and the Wendt Agreement.

     E. Borrower, Lender, and Elmer's have agreed to complete the Merger, reduce the principal balance owed under the Note, and to release certain security interests and the guaranties and substitute new security, subject to the terms and conditions contained herein.

     NOW, THEREFORE, the parties agree as follows:

1. Conditions to Substitution of Security Subsequent to Merger. Upon the occurrence of all the following on or prior to February 24, 1999, Lender shall execute and deliver a Release of Guaranty Agreement in favor of each of the Guarantors in the form attached as Exhibit 1, Releases of Security Interests under Pledge Agreements in the forms attached as Exhibits 2 and 3, a Release of Security Interest under the Wendt Agreement in the form attached as Exhibit 4 and a First Amendment to Promissory Note, the form of which is attached as Exhibit 5. Lender further agrees that upon fulfillment of all such conditions by such date, Lender shall return the funds posted under the Wendt Agreement.

     1.1 Completion of Merger. Borrower shall have completed the Merger and provided documentation of the Merger to Lender's reasonable satisfaction sufficient to establish that Elmer's has assumed all obligations of Borrower.

     1.2 Partial Payment of Loan Balance. Borrower shall have paid Lender the sum of $2,750,000.00 pursuant to the terms of the First Amendment to Promissory Note, the form of which is attached as Exhibit 5. The principal amount of the Note shall thereby be reduced to $1.25 million and Sections 1.3 and 2.5 of the Loan Agreement shall be amended to reflect a maturity date of February 25, 2004.

     1.3 Real Property Lien. Elmer's shall have granted and delivered to Lender fully and properly executed Deeds of Trust in the form attached as Exhibit 6 (the "Deeds of Trust") against the real properties described in the attached Exhibit 7 and all improvements located thereon (the "Properties"). The Deeds of Trust will create valid liens, subject only to the preprinted exceptions contained in a standard policy of Lender's Extended Title Insurance, the prior lien of Wells Fargo Bank in the total amount not to exceed $7,000,000.00, and such other exceptions to title as Lender may reasonably approve.

     1.4 Other Security. Elmer's shall have granted to Lender a perfected security interest in all items of personal property of Elmer's listed in Exhibit 8 (the "Collateral"), subject only to the first priority security interest of Wells Fargo Bank in the Collateral pursuant to the terms of the Subordination Agreement between the parties attached as Exhibit 9.

     1.5 Assumption of Debt. Pursuant to the terms of the Merger, Elmer's shall have assumed all obligations, duties and covenants of Borrower under the Loan Agreement as amended herein. In addition, Elmer's shall be responsible for all representations and warranties of Borrower as if Elmer's had made such representations and warranties in the first instance and shall be liable for any breach thereof.

     1.6 Insurance Policies. Elmer's shall have delivered to Lender in a form reasonably satisfactory to Lender, certificates of insurance as set forth in Section 3.2.4 of the Loan Agreement.

     1.7 Financing Statements. Borrower shall have executed and delivered to Lender UCC Financing Statements covering the Collateral and naming Lender as the secured party, subject to the subordination described in Section 1.4 above. Lender shall be entitled to file such financing statements with the appropriate governmental entity and/or recording office.

     1.8 Officer's Certificate. Borrower and Elmer's shall have executed and delivered to Lender certificates from the Corporate
Secretary of Borrower and Elmer's certifying as follows:

          1.8.1 Borrower and Elmer's have full and complete authority to enter into, execute, deliver and perform the terms of this Second Amendment, and such execution, delivery, and performance will not cause a default by Borrower or Elmer's under the terms of any other document or agreement by which Borrower or Elmer's is bound.

          1.8.2 Upon execution by Borrower and Elmer's, this Second Amendment will be a valid and legally binding obligation of Borrower and Elmer's, enforceable against Borrower and Elmer's in accordance with its terms subject to usual and customary bankruptcy and equitable remedies qualifications.

     1.9 Approvals. Elmer's shall have obtained the approval or consent of, and all filings and registrations required by any state or federal agency or other federal, state, or local regulatory authority, which is required in connection with the execution, delivery, and performance by Borrower and Elmer's of this Second Amendment and the documents to be executed in connection therewith.

     1.10 Resolutions. Borrower and Elmer's shall have provided copies of resolutions adopted by the board of directors of Borrower and Elmer's, certified by the Secretary or Assistant Secretary of Borrower and Elmer's, respectively, as being in full force and effect on the Closing Date, as that term is defined below, authorizing Borrower and Elmer's to enter into this Second Amendment and execute all documents necessary in connection therewith.

     1.11 Certificate of Incumbency. Borrower and Elmer's shall have delivered to Lender certificates signed by the Secretary or Assistant Secretary of Borrower and Elmer's, respectively, and dated as of the Closing Date, as to the incumbency of the person or persons authorized to execute and deliver this Second Amendment, and all other documents required hereunder on behalf of Borrower and Elmer's.

2. Representations and Warranties. Borrower and Elmer's each represent and warrant to Lender that:

     2.1 Organization and Existence. Elmer's is an Oregon corporation duly organized and validly existing under the laws of the State of Oregon; has all requisite power, and has all material governmental licenses, authorizations, consents, and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and is qualified to do business in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to do so would have a material adverse effect on its business, financial condition, or operations.

     2.2 Authority. The making and performance by Borrower and Elmer's of this Second Amendment and all exhibits hereto have been duly authorized by all corporate action and do not and will not violate any provision of law, rule, regulation, or order, including, but not limited to, any such law, rule, regulation under the Oregon Lottery Commission or Oregon Liquor Control Commission or any other similar state or federal agency or entity (collectively "Laws"), or any provision of the Articles of Incorporation or Bylaws of Borrower or Elmer's, or result in the breach of, or constitute a default or require any consent under, any Laws or indenture or other agreement or instrument by which Borrower or Elmer's or any of their property may be bound or affected, or result in, or require, the creation or imposition of any lien except as provided herein upon or with respect to any property of Borrower or Elmer's. Lender and Borrower acknowledge that the terms and conditions of this Loan Agreement may be subject to disclosure under applicable securities or other laws.

     2.3  Obligations After Merger.  Upon completion of the
Merger, Elmer's will assume all of Borrower's duties, requirements, and obligations under the Loan Agreement, as amended.

     2.4 Approval. Except the approval of the Oregon Lottery Commission which has already been obtained, no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by Borrower or Elmer's of this Second Amendment and all exhibits hereto.

     2.5 Taxes. Borrower and Elmer's have filed all tax returns which are required to be filed under any applicable law on or before the date such filing is required (taking into account any lawful extensions with respect thereto), and have paid, or made, provision for the payment of all taxes shown to be due pursuant to said returns or pursuant to any assessment received by Borrower or Elmer's, except such taxes, if any, being contested in good faith and by proper proceedings and as to which adequate reserves have been provided. Borrower and Elmer's have had no tax deficiencies asserted or assessed against them within the three-year period preceding the date of this Agreement.

     2.6 Default. Borrower and Elmer's are not in default in the payment or performance or observance of any contract, agreement, or other instrument to which either is a party or by which either or its properties or assets may be bound, which individually or together with all other such defaults could have a material adverse effect on the financial condition of Borrower or Elmer's or materially impair the ability of Borrower or Elmer's to pay the Note or perform or observe the respective provisions of the other Loan Documents as amended.

     2.7 Binding Agreements. Upon execution and delivery thereof by Borrower and Elmer's, this Second Amendment and all exhibits hereto will constitute the respective legal, valid, and binding obligations of Borrower and Elmer's enforceable in accordance with their respective terms subject to usual and customary bankruptcy and equitable remedies qualifications.

     2.8 Business Authorizations. Borrower and Elmer's possess all patents, patent rights, licenses, trade marks, trade mark rights, trade names, trade name rights and copyrights required to conduct their business as now conducted without conflict with the rights or privileges of others.

     2.9  Compliance with Laws.  The operations of Borrower and
Elmer's are in material compliance, and shall continue to be, during the time that any sums remain owing under the Loan
Agreement, in material compliance, with all Laws, including, but not limited to, state and federal securities laws.

3. Cross-Default. The parties agree and acknowledge that in addition to the events of default described under Section 7 of the Loan Agreement, it shall also be an event of default under the Loan Agreement if Borrower or Elmer's defaults under any obligation owed to Wells Fargo or any other individual or entity with a security interest in or lien against any material item or part of the Collateral or any of the Properties, and such default is not cured within applicable cure periods.

4. Covenants. Elmer's agrees that from or after the date of the Merger, Elmer's shall comply with all covenants contained in Sections 6.1, 6.2, 6.3, 6.4, 6.7, 6.8, 6.9, and 6.13 of the Loan
Agreement, as amended herein, and that Borrower in said sections shall refer to Elmer's as if Elmer's had signed the Loan Agreement in place of Borrower in the first instance.

5. Closing. The transactions contemplated by this Second Amendment shall be closed in escrow (the "Closing") at Fidelity National Title Company of Oregon (the "Title Company"), in escrow, at its offices located at 900 S.W. Fifth Avenue, Portland, Oregon. The Closing shall occur not later than February 24, 1999 (the "Termination Date").

     5.1 Lender's Deliveries at Closing. At Closing, Lender shall deliver to escrow the following executed originals of Exhibits 1 through 5 to this Second Amendment.

     5.2 Borrower's and Elmer's Deliveries at Closing. At Closing, Borrower and Elmer's shall deliver the sums mentioned in
Section 1.2, the executed Deeds of Trust, the executed security agreement and subordination agreement listed in Section 1.4, satisfactory evidence of Elmer's assumption of Borrower's covenants and obligations under the Loan Agreement as amended herein, the insurance policies described in Section 1.6, the executed financing statements listed in Section 1.7, and fully executed originals of all other items mentioned in Sections 1.8, 1.9, 1.10, and 1.11 of this Second Amendment (to the extent not previously delivered). Borrower and Elmer's shall also deliver all other sums and items required under this Second Amendment.

6. Title Insurance. Within 30 days after Closing, Borrower and Elmer's shall pay for and deliver to Lender ALTA title insurance policies with extended coverage on each parcel of the Properties. The title insurance policies shall insure title to the Properties subject only to the Title Company's preprinted standard exceptions contained in a Lender's extended coverage policy, the first priority lien of Wells Fargo Bank, and other exceptions which are acceptable to Lender in its reasonable discretion.

7. Default. Section 7.1(i) of the Loan Agreement is hereby deleted in its entirety.

8. Time of Essence. Time is of the essence for each of the party's obligations under this Second Amendment.

9. Expenses. Borrower and Elmer's agree to pay to Lender the reasonable fees and expenses, including, but not limited to, those of Dunn, Carney, Allen, Higgins & Tongue, counsel to Lender, incurred in connection with this Second Amendment. Said sum shall be paid at Closing.

10.  Miscellaneous.

     10.1 Entire Agreement. This Second Amendment, along with all exhibits and attachments, comprises the entire agreement of the parties with respect to the matters covered herein, written or oral. All provisions of this Second Amendment may be modified or waived only by an instrument in writing signed by all parties hereto.

     10.2 Survival. All representations, warranties, and agreements contained on the part of Borrower and Elmer's shall survive the making of this Second Amendment and the execution of all documents in connection herewith, as long as any interest on or principal of the loan remains unpaid.

     10.3 Authority. Each individual executing this Second
Amendment represents and warrants that he or she is duly authorized to duly execute and deliver this Second Amendment on behalf of the contracting party.

     10.4 Counterparts. This Second Amendment and the exhibits thereto may be executed in one or more counterparts, all of which taken together shall constitute one and the same First Amendment, and any of the parties hereto may execute this First Amendment by signing any such counterpart.

     10.5 Borrower's and Elmer's Indemnity of Lender. Borrower and Elmer's shall, jointly and severally, indemnify, defend, and hold harmless Lender from and against any loss, liability, damage, or expense, including reasonable attorney fees, caused by or related to: (i) any breach of Borrower's or Elmer's warranties or any misrepresentation by Borrower or Elmer's; (ii) the condition of any of the Properties, including, but not limited to, any environmental contamination in, on, under, or about the Properties; or (iii) the operation of Borrower's or Elmer's business, unless such liability, damage, or expense arises from the gross negligence or intentional misconduct of Lender. The provisions of this Section shall survive Closing.

11. Consent to Merger. Subject to the satisfaction of each of the conditions set forth above in Section Conditions to Substitution of Security Subsequent to Merger. Upon the occurrence of all the following on or prior to February 24, 1999, Lender shall execute and deliver a Release of Guaranty Agreement in favor of each of the Guarantors in the form attached as
Exhibit 1, Releases of Security Interests under Pledge Agreements in the forms attached as Exhibits 2 and 3, a Release of Security Interest under the Wendt Agreement in the form attached as
Exhibit 4 and a First Amendment to Promissory Note, the form of which is attached as Exhibit 5. Lender further agrees that upon fulfillment of all such conditions by such date, Lender shall return the funds posted under the Wendt Agreement., Lender hereby consents to the Merger and the transactions contemplated thereby.

12. Security Agreement. For value, the current receipt and reasonable equivalence of which are hereby acknowledged, and to secure the payment and performance of the Loan as evidenced by the Note, as amended, Elmer's hereby grants to Lender a security interest pursuant to Article 9 of the Uniform Commercial Code, in and to the Rights to Payment, Inventory, Collateral and Proceeds described in Exhibit 8.

13. All Other Terms of Loan Agreement to Remain Unchanged. All terms and conditions of the Loan Agreement not specifically amended or deleted by this Second Amendment shall remain in full force and effect, as if fully set forth herein. If closing has not occurred by the Termination Date, this Second Amendment shall terminate and be null and void.

     IN WITNESS WHEREOF, the parties have executed this Second
Amendment effective the date first written above.

CBW INC.,                          EAGLE'S VIEW MANAGEMENT
an Oregon corporation              COMPANY, INC., an Oregon
corporation


By:  ___/s/ Bruce N. Davis___      By:  ___/s/ Donna P. Woolley__
Name:     Bruce N. Davis           Name:     Donna P. Woolley
Title:    President                Title:    President
Date:     2/17/99                  Date:     2/18/99

ELMER'S RESTAURANTS, INC.,
an Oregon corporation



By:  ___/s/ Bruce N. Davis___
Name:     Bruce N. Davis
Title:    President
Date:     2/17/99



Exhibit List:

Exhibit 1-Release of Guaranty Agreement
Exhibits 2 and 3-Releases of Security Interests under Pledge
Agreements
Exhibit 4-Release of Security Interest under the Wendt Agreement
Exhibit 5-First Amendment to Promissory Note
Exhibit 6-Deed of Trust form
Exhibit 7-Real Properties description
Exhibit 8-Personal Property of Elmer's
Exhibit 9-Subordination Agreement